INVESTMENT OPPORTUNITY BREAKDOWN

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# A UNIQUE DIGITAL TRANSPORTATION AND FINANCIAL NETWORK WITH A BLOCKCHAIN SPIN

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# OUR GOAL

Be the **"Relay Point"** for promoters or affiliates ("promoters"), business marketing, and on-demand transportation, through our blockchain on-demand transportation and financial network hub. Strategically integrate a business-to-business-to-consumer network that facilitates world class experiences for consumers in calculated markets like Las Vegas, within the foundation of "safe arrivals", while providing tools for business marketing, promoters, and transportation business users to manage, maintain, and promote their businesses.





# THE PROBLEM

The for-hire passenger transportation industry has been vastly ignored and left behind by technology advancements and the creation of the on-demand transportation networks. Not only did the for-hire passenger transportation industry miss out on the on-demand transportation network model, but they also missed out on solving the problem of connecting businesses with consumers through safe and secure transportation options. Local businesses occasionally work with transportation drivers to promote their business, but rarely work with promoters. As a result, an opportunity arose for creating a safe and secure fully integrated solution that connects the for-hire and on-demand transportation industries with promoters and local businesses in a business-to-business-to consumer network solution presented itself.

# Our Foundation: Three Network Components

Our approach is to create a **transportation and financial ecosystem** that is built on a secure and regulated foundation. As a result, a network of driver-transportation companies, promoters-affiliates, and businesses are linked in a democratized system using blockchain technology. Our core internal transportation and business management system creates a network effect between all users within the network.



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Las Vegas

# THE A-HA MOMENT

Stan realized that solving these problems would not only change the for-hire passenger transportation industry in Las Vegas, but could transform the entire industry and bring it **into the 21st century.**

Currently, the on-demand transportation networks are limited in their capacity by vehicle size regulations of only seven passengers, including the driver per vehicle. Seeing these problems in 2019, Stan looked to change the industry by building an integrated stack of different technologies for a B2B and B2C and B2B2C network. This initial network would be built around the for-hire transportation industry and would connect all three user types, with the facilitation of the dispatching of transportation, the booking of transportation, and the promotions of businesses. He envisioned a system of trust that would incorporate internal business management for business users and tools that facilitated a safe and secure transaction for delivery of a customer to businesses and events. All transportation providers are vetted, abide by state and federal and regulations, and integrate business promotion through a real-time, transparent, and efficient backbone. Thus, the idea of Relay Point was born, with the idea of using blockchain network technology managed by users to solve all these problems.

# THE OPPORTUNITY

In 2015, while working directly with drivers, promoters, and businesses, Stan Chomer Founder and CEO of **Relay Management L.L.C. "Relay Point"** or **"Relay"**, noticed a big problem; transportation companies, promoters, and businesses lacked a network of communication, transparency, and security and the current model left a lot to be improved on.

**Problems:**

1. **Universal mobile application:** Does not exist and not easy to use through an online network application or mobile application

2. **Regulation:** Compliance with state and federal agencies

3. **Transparency and Efficiencies:** between businesses, transportation companies, and promoters

4. **Accounting:** Payment processing and **chargebacks** are major issues

5. **Payment:** Delays and non-payments

6. **Communication in real-time between business users:**

   A. What and when promotions start or end

   B. Real-time targeting of business promotions to Drivers and Promoters



# The Search is Over - Say Hello to "Relay Point Mobile App"

**Drivers:** Transportation companies and drivers will utilize the power of our proprietary blockchain enabled platform from managing driver profiles, driver logs, driver pay and regulatory state and federal documents and procedures.

**Promoters:** Relay's Affiliated Marketing Network will use the relay transportation network and business promotions network to help increase traffic to local businesses and popular travel destinations around the world.

**Businesses:** Businesses will use our tools to market, manage and maintain their internal business needs, by creating promotions within our proprietary blockchain enabled platform to handle all payments using our proprietary stablecoin currency "AU coin", for secure payment solution.


relay
POINT
Username
Password
I Forgot My Password!
SIGN IN


relay
stan kong
OPEN: 2
CLEARED: 0
REQUEST PICK UP
REQUEST A HOUSE CAR
PROMOTIONS

## Drivers

Transportation companies, independent drivers, and in-house transportation for businesses, can utilize the power of the Relay Point blockchain platform from managing procedures, driver profiles, driver logs, driver pay, and regulatory state and federal documents.

# Promoters

Travel agents, hosts, valets, doormen and any person or entity referring a customer can utilize **Relay's Affiliated Marketing Network** to access Relay's Transportation Network for business promotions. Thus, it helps increase traffic to local businesses and popular travel destinations.




relay
THE CLUB
Jessica Hotbody
Date: 4/20/16 Time: 11:00PM
Open: 10
Cleared: 24
ALERT!
The Club: There is a 2 for 1 promotion going on tonight
POST NEW PROMOTION: 04/20/16 | 11:00PM
POST A NEW PROMOTION
POST NEW ALERT: 04/20/16 | 11:00PM
POST A NEW ALERT
PENDING TICKET:
DRIVER: DAVID SPENCE
04/20/16 / #102346
11:35PM | $$Door | 4M / 0F
PU: Westgate /
BANK
LIST VIEW

# Businesses

Any business wanting to directly market to Drivers and Promoters, can create and post promotions in real-time by sending alerts, along with monitoring customer arrival.

# See How Relay Point Works



BUSINESS
CUSTOMERS
DRIVERS
PROMOTERS
ON-BOARD VETTING
RELAY TOKENIZED ECO-SYSTEM
STATE AND FEDERAL COMPLIANCE • TEAM MANAGEMENT
REAL TIME ALERTS • PROMOTIONS • DIGITAL ACCOUNT
ELECTRONIC LOGGING DEVICE • RIDE ALERTS • DIGITAL ACCOUNTS
FLEET MANAGEMENT • STATE AND FEDERAL COMPLIANCE
IRS DOCUMENTATION • FLEET MANAGEMENT
DIRECT MARKETING • POINT OF SALE • PROCESSING
STABLE COIN
BUILT IN ESCROW
TRANSFER TO YOUR BANK
PRIME TRUST BANK



# What is Blockchain Technology

**Blockchain** "Blockchain is a system of recording information in a way that makes it difficult or impossible to change, hack, or cheat the system."

**The Ethereum** a leading layer-1 Blockchain is a global, open-source platform for decentralized applications and is the world's programmable blockchain (*Learn more: www.ethereum.org and What is Ethereum*). Ethereum was founded by Russian-Canadian Vitalik Buterin and is one of the most mature blockchain platforms today. Known for its robust smart contracting functionality and flexibility, Ethereum has developed a large online community and provides frequent product updates and enhancements.

**Polygon** is a leading layer-2 blockchain full-stack scaling network solution that can deploy smart contracts. The Polygon protocol and framework is built for connecting Ethereum-compatible blockchain networks and aggregating scalable solutions around the multi-chain Ethereum ecosystem (*polygon.technology*).

# Relay Point's Integration of Blockchain into the Relay Point Mobile App

**Compliance**

Automated Vetting and Reporting of Network participants:

**1. U.S. Person and Institutions KYC:** Automated identity & documentation verification checks, documents reviews and verification (check of government issued ID & address verification).

**2. Anti-Money Laundering ("AML"):** Platform AML integration.

**3. Customer Identification Program ("CIP"):** Platform FinCEN CIP integration.

**4. Tax Reporting:** Back office Federal, State, and Local tax reporting integration.


FINGER
SCANNER

# BlockChain Use Cases inside Relay

### Payment System

A Blockchain Payment Solution via Smart Contracts, these smart contracts are created on the blockchain for transferring of assets between users or between multiple users. Approval and clearance become quicker and more efficient reducing processing time for users and/or goods.



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GREENWOLF
Bank: $150,000
Cleared: 420
$50
$100
$150
$200
$300

# BlockChain Use Cases inside Relay

**Stablecoin / Relay Point / AU Coin.**

AU Coin will be the medium of exchange for payments within the Relay Point Network, with the use of Escrow Smart Contracts ("ESC") between all users vetted in the system. Once an ESC has been fully executed, the transferring of AU Coins to the specified user or users is completed. This tokenized ecosystem, along with the AU Coin, solves the multi-currency payment problem with one denomination payment solution, making it globally accessible solution.

# BlockChain Use Cases inside Relay

### Non-fungible Tokens (“NFT”)

Relay Point may integrate artistic non-fungible tokens (“NFTs”) for physical and digital rewards, like local concerts and events for all users inside the Relay Point multiverse application. These NFTs may have tangible and intangible value along with time value and intrinsic value that may be transferred or redeemed at certain points in the future.


4960.87
4901.51
4547.31

# BlockChain Use Cases inside Relay

### Gamification

Gamification is a method that seeks to motivate users within the network by using game play elements for an activity in a game environment. Relay Point's gamified rewards experience looks to incorporate leaderboards, points, tipping, ratings, user badges, Relay's cryptocurrency rewards, other physical and digital rewards, like local concerts and events for all users inside the Relay Point multiverse a blend of users physical and virtual worlds. Relay's use of leaderboards brings together the network of drivers, promoters, businesses, and consumers, as each user base will participate in its own leaderboard points system, all in the Relay Point multiverse application.


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Maui Vacation

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# Holistic Objective

Our holistic objective is to have a modern, efficient and transparent Blockchain fully - integrated business-to-business ("B2B"), business-to-consumer ("B2C"), and business-to-business-to-consumer ("B2B2C") platform application for the Las Vegas market by year-end 2022. The key component to this objective is integrating the consumer facing side of the network through mobile and online applications. Relay Point's future is a fully integrated network suite of tools. Our network will expand as consumer exposure increases by businesses employing promotions and marketing on the Relay Point network. Businesses specializing in leisure and business travel will connect to our foundation through a suite of applications that make use of our network for a full-service transportation, travel, and entertainment offering.



# First Objective -
# RelayVIP & Relay Point Application

To take advantage of current pre-sourced Las Vegas opportunities, Relay Management will use its marketing and R&D budget to launch RelayVIP, a division of Relay Management, and will provide luxury transportation services. Building upon Relay Point's successful beta, Relay Point will integrate RelayVIP to start a direct marketing campaign for consumers, promoters, and local businesses. The Relay Point booking and dispatching application will facilitate RelayVIPs' fleet of limousines, executive sedans, exotic cars, and other luxury transportation options, thus advancing the development of the Relay point application. RelayVIP's pledge is to provide a one-of-a-kind world class transportation experience for business promotion rides and charter services.


RIDES
INCOMING TICKETS
11:30 PM / PROMO/ 8M / OF

## Second Objective - On-Demand Transportation

Following on our pledge to provide a one-of-a-kind world class transportation experience, Relay attends to rollout our on-demand consumer upscale luxury and executive transportation service through RelayVIP. RelayVIP will develop a network of independent drivers who employ their own personal vehicles. The network will promote and market directly to consumers for on-demand transportation needs, through a luxury vehicle guideline.

**RelayVIP On-Demand** will round out our suite of applications with the ability and purpose of helping consumers arrange full travel itineraries. This last piece to the puzzle will tie promotors and businesses into the consumer flight, hotel, entertainment, dining, and transportation booking experience, for a stress-free travel experience to Las Vegas and then to other major U.S. destinations. Our consumer application focuses on the "less is more" concept to narrow down the saturation of the internet, so that the consumer does not get lost in the shuffle.


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stan chemer
POINTS: 550
CLEARED: 0
ALERT!
Jardin Premium Cannabis Dispensary: special
midnight
free entry
CURRENT RIDES:
MAP VIEW
ON SHIFT

# The Mobile Applications

**First-Generation Application**

- **B2B Payment Processing** via AU Coin, an internetwork utility Stablecoin, for payouts and payment splits.
- **AU Coin** is the Medium of Exchange for Payments and/or Escrow between all users Vetted in the Network. When Smart Contracts are fully executed, the exchange of Stablecoins will happen.
- **Smart Contracts** through a Tokenization Ecosystem, internal network transactions become quicker and are more efficient with Digital Self Executing Contracts, Verification of Funds, Security of Payments, and Built-in Escrow System, with the transparency of a Distributed Ledger.
- **Compliance** - Network Users KYC and AML Compliance - Driver Vetting and Verification – Reduction of Fraud.
- **Centralized Web-App Management System** with the settings, tools, and functions for Fleet-Driver Management and Business Marketing-Transportation Dispatch (Business-to-Consumer and Business-to-Business).

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# Second-Generation Application

- **End-User Consumer Payment Solution** via the AU Coin utilizing the Relay Point multiverse.
- **Expanded Smart Contract Use**, With the Integration of NFTs for User Experience's.
- **Rewards** for the Gamification of the Relay Point multiverse.
- **RelayVIP Direct In-App** On-Demand Consumer upscale Luxury Transportation Service.
- **Integrate Relay Management's Full Suite of Applications** for an immersive experience centered around B2B, B2C, and B2B2C streamlined experiences for the user.



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# The Relay Point Timeline

See the time and work that has went into the Relay Point transportation solution

- **08/06/18** — Came out of the Prototype, to started mobile application to IOS and Android. Two application
- **06/01/19** — Started testing both applications Beta Testing
- **11/01/19** — Ended Beta Testing
- **03/15/20** — COVID 19
- **07/22/20** — Engaged Counsel-for Reg A filing
- **12/29/20** — Engaged Issuance to handle the capital; raise and compliance for Reg A offering
- **07/30/21** — Qualification from SEC Public Offering
- **07/30/21** — Engaged Lucosky Brookman LLP
- **09/30/21** — Testing Market Offering
- **01/21/22** — Launch Live Offering
- **01//22** — Launch RelayVIP January
- **03//22** — Launch sass software
- **06//22** — Launch Relay On-Demand

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# The Team

**Relay's vision is to unify transportation for everyone**, giving access to a variety luxury transportation options, that intertwines business, promoters and consumer networks for "safe arrivals" to a customers specific experience.



**Stan Chomer**
President / CEO



**Chad White**
COO



**Charles Durham**
CTO



**Ruben Espinoza**
Creative Director



**Jimmy Bingham**
Prime Trust Advisor



**Kevin Lehtinitty**
Prime Trust Advisor


210.95
149.16
23.26
1.41%

# Investment Specifics

**Our Regulation A+ offering is open to all types of investors.**

- $5.00 Preferred Unit Price (300-share minimum)
- 2,000,000 Preferred Units Being Offered on "Best Efforts" basis
- Invest.RelayPoint.io for more information

### Why a Regulation A Offering?

Relay Point aspires to create a multiverse centered around the gamification of transportation and marketing. This ecosystem should not only be available to everyone, but everyone should also have an opportunity to invest. Join us in our public offering through our current Regulation A+ offering. We are targeting a maximum raise amount of $10 million.

* Refer to use of funds in offering documents. View Offering Circular

**Relay Management L.L.C**

3651 Lindell Rd, Suite D

Las Vegas, NV 89103, USA

(888) 412-4404

info@RelayPoint.io

www.RelayPoint.io

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## *LEGAL DISCLAIMER - SAFE HARBOR STATEMENT*

The information contained herein has been prepared by Relay Management L.L.C, the "Company". The information herein is only a summary and does not purport to be complete, please refer to our offering circular with the SEC, www.sec.com. This material has been prepared solely for informational purposes and should not be construed as a solicitation or an offer to buy or sell any securities and should not be relied upon as advice to potential investors. No representation or warranty, either express or implied, is made as to the accuracy, reliability or completeness of the information presented herein. This material should not be regarded by recipients as a substitute for the exercise of their own judgment. Any opinion expressed herein is subject to change without notice, and the Company is not under an obligation to update or keep current the information herein. The Company and their respective affiliates, agents, directors, partners and employees accept no liability whatsoever for any loss or damage of any kind arising out of the use of all or any part of this material. Securities will be offered only in jurisdictions where and to the extent permitted by law. This presentation contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on current expectations and projections about future events and trends that may affect the Company's business and are not guarantees of future performance. You are cautioned that any such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors, including those relating to the operations and business of the Company. These and various other factors may adversely affect the estimates and assumptions on which these forward-looking statements are based, many of which are beyond our control. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change. You should consult your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent that you deem necessary, and you must make your own investment decision based upon your own judgment and advice from such advisers, as you deem necessary, and not upon any views expressed herein. This material does not constitute, in whole or in part, an offer, and you must read our offering circular in its entirety, financial statements and the notes thereto before making an investment decision. You should consult offering documents for more complete information about any Transaction and help base your investment decision with the information contained in the offering documents. Neither this presentation nor anything contained herein shall form the basis of any contract or commitment whatsoever.

No person has been authorized to give any information or to make any representations in connection with any offer made by this document, nor has any person been authorized to give any information or make any representations other than those contained offering documents, and if given or made, such information or representations must not be relied upon. This document does not constitute an offer to sell or the solicitation of an offer to buy in any jurisdiction in which such offer or solicitation would be unlawful or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this document nor any sale made hereunder shall, under any circumstances, create an implication that there as has been no change in the affairs of our company since the date hereof. This document is submitted on a confidential basis for use by a limited number solely in consideration investing in a company. The acceptance of this document constitutes an agreement on the part of the recipient hereof and the recipient's representatives to maintain the confidentiality of the information contained herein. This document may not be reproduced in whole or in part. The use of this document for any purpose other than an investment in the Company or a company is not authorized and is prohibited. These are speculative securities which involve a high degree of risk and investors should be willing to bear the entire loss of their investment. There is no liquid secondary market for these securities and there can be no assurance that one will develop in the future. Do not duplicate or distribute without prior permission.

Portions of this presentation include "forward-looking statements" within the meaning of securities laws, including, without limitation, Relay Management, L.L.C. (the "Company") business strategy, plans and objectives for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or, as the case may be, the industry, to materially differ from any future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements are based on numerous assumptions regarding the Company's present and future business strategies and the environment in which the Company will operate. Among the important factors that could cause the Company's actual results, performance or achievements to materially differ from those in the forward-looking statements are, among others, the competitive nature of the markets, technological developments, government regulations, changes in economical conditions or political events. In preparing this presentation, the Company has relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to it or otherwise reviewed by it. The information contained in this document has been taken from sources deemed to be reliable. The Company does not represent that such information is accurate or complete and it should not be relied on as such.

This presentation contains forward-looking statements about our achievements, future results, goals, levels of activity, performance, and other future events. We believe the expectations reflected in our forward-looking statements are reasonable, although we cannot guarantee achievements, future results, levels of activity, performance, or other future events. These statements are based on management's current expectations and actual results may differ from these forward-looking statements due to numerous factors, including risks related to our ability to raise additional capital, liquidity, revenue growth, operating results, industry, technology and products. You should not place undue reliance on these forward-looking statements. Furthermore, the forward-looking statements contained herein are made as of the date of this presentation, and we undertake no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this presentation, unless otherwise required by law. The forward-looking statements contained in this presentation are expressly qualified by this cautionary statement.